UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2026
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On January 9, 2026, Direct Digital Holdings, Inc. (the “Company”) filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to effect a 55-to-1 reverse stock split (the “Reverse Stock Split”) of the Company’s shares of Series A common stock, $0.001 par value and Series B common stock, $0.001 par value.

The Company’s stockholders approved the Reverse Stock Split at a Special Meeting of Stockholders held December 30, 2025, granting the Company’s board of directors (the “Board”) the authority to determine whether to implement one or more reverse stock splits each at a ratio ranging from any whole number between and including 2-to-1 and 250-to-1. On December 30, 2025, the Board determined to implement the Reverse Stock Split at a ratio of 55-to-1.

As a result of the Reverse Stock Split, every 55 shares of the Company’s pre-Reverse Stock Split classes of common stock will be combined and reclassified as one share of the applicable class of common stock. Proportionate voting rights and other rights of common stockholders will not be affected by the Reverse Stock Split, other than as a result of the payment in lieu of issuance of fractional shares. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of common stock that is not evenly divided by the reverse split ratio, will be entitled to receive a cash payment, without interest or deduction, rounded to the nearest cent, in an amount equal to the product obtained by multiplying (a) the closing price per share of our common stock as reported on the Nasdaq Stock Market as of the date of the Effective Time of the Reverse Stock Split, by (b) the fraction of one share owned by the stockholder.

The Reverse Stock Split became effective at 12:01am on January 12, 2026, and the Class A common stock was quoted on the Nasdaq Capital Market on a post-Reverse Stock Split basis at the open of business on January 12, 2026. The Company’s post-Reverse Stock Split Class A common stock has a new CUSIP number, 25461T204, but the par value and other terms of the common stock were not affected by the Reverse Stock Split. The Company’s transfer agent, Equiniti Trust Company, is acting as exchange and paying agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for common stock as applicable.

The foregoing description of the Amendment and the Reverse Stock Split set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment and the proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 15, 2025. A copy of the Amendment is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

On January 8, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of such press release is being furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Direct Digital Holdings, Inc.
99.1	Press release.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 12, 2026 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ DIANA P. DIAZ
Diana P. Diaz Chief Financial Officer